Exhibit 10.25

Supplementary Agreement

This Supplementary Agreement is signed among the following parties in Chengdu, Sichuan Province, PRC on September 19, 2018:

Party A: Beijing Trans-Link Investment Co.,Ltd.(hereinafter referred to as “the Transferor”)

Unified social credit code: 911101057577391229

Party B: Chengdu Puyi Bohui Information Technology Co., Ltd. (hereinafter referred to as “the Transferee”)

Unified social credit code: 91510100594666757E

Target Company: Fanhua Puyi Fund Sales Co., Ltd.

Unified social credit code: 91510108564471131K

Whereas,

1. Party A and Party B signed the Equity Transfer Agreement (hereinafter referred to as “the Master Agreement”) on September 3, 2018, under which, Party A agreed to transfer to Party B the equity, i.e. the Target Company’s 15.41% shareholding held by Party A, and Party B agreed to acquire such equity.

In accordance with provisions of laws, rules, regulations and other normative documents including the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, etc., the parties hereto, through friendly negotiation, have concluded this Supplementary Agreement on the matter of transferring equity of the aforesaid company, for joint compliance.

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1. Delivery of Equity

1.1 The parties hereto shall apply to the competent government authorities for going through procedures of examination, approval & filing of the target equity transferred.

1.2 The parties hereto shall jointly apply to the Administration for Industry & Commerce for going through procedures of registering the change of target equity and transferring & registering the ownership of target equity to Party B’s name.

1.3 The parties hereto have confirmed that the equity shall be delivered on September 3, 2018 and that Party B will become the corresponding right owner of relevant stockholder’s equity from the date of equity delivery.

2. Miscellaneous

2.1 This Supplementary Agreement shall take effect from the date on which it is signed and affixed with seal of the parties hereto; in case of any discrepancy between this Supplementary Agreement and the Master Agreement, the former shall prevail; for any matter uncovered herein, the parties hereto shall follow the Master Agreement.

2.2 This Supplementary Agreement is made in triplicate, with each party holding one with the equal legal force.

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Party A: Beijing Trans-Link Investment Co., Ltd.

/s/ Seal of Beijing Trans-Link Investment Co., Ltd.

Party B: Chengdu Puyi Bohui Information Technology Co., Ltd.

/s/ Seal of Chengdu Puyi Bohui Information Technology Co., Ltd.

Target Company: Fanhua Puyi Fund Sales Co., Ltd.

/s/ Seal of Fanhua Puyi Fund Sales Co., Ltd.

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